FIT N-SAR 4.30.17

Sub-Item 77 Q1(e): Copies of any new or amended Registrant investment advisory contracts

Amendment dated December 16, 2016 to Investment Advisory Agreement dated August 2, 2011, between the Registrant and Aspen Partners Ltd., on behalf of the Aspen Portfolio Strategy Fund, is hereby incorporated by reference to Exhibit (d)(42) to Post-Effective Amendment No. 182 to the Registrant’s Registration Statement on Form N-1A filed on December 27, 2016, accession number: 0001398344-16-022090.